EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-86788 and 333-40009) of The Meridian Resource Corporation of our report dated May 12, 1998 on the Historical Statement of Revenues and Direct Operating Expenses of the LOPI Properties appearing on page F-1 of this Form 8-K and of our report dated May 12, 1998 on the Historical Statement of Revenues and Direct Operating Expenses of the SWEPI Properties appearing on page F-7 of this Form 8-K.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
July 6, 1998